As filed with the Securities and Exchange Commission on March 8, 2000
                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                        TSI INTERNATIONAL SOFTWARE LTD.
          (Exact name of the Registrant as specified in its charter)



              Delaware                                   06-1132156
    (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

                                45 Danbury Road
                           Wilton, Connecticut 06897
         (Address of principal executive offices, including zip code)

                          1997 Equity Incentive Plan
                          (Full titles of the plans)


                                                         Copy to:
        Constance F. Galley                       Jeffrey R. Vetter, Esq.
 President and Chief Executive Officer           Scott J. Leichtner, Esq.
    TSI International Software Ltd.                  Fenwick & West LLP
           45 Danbury Road                         Two Palo Alto Square
       Wilton, Connecticut 06897                Palo Alto, California 94306
           (203) 761-8600                               (650) 494-0600
-----------------------------------------    -----------------------------------
   (Name, address and telephone number,           (Counsel to the Registrant)
including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed
                                            Amount             maximum                  Proposed
                                            to be           offering price          maximum aggregate         Amount of
Title of securities to be registered      registered           per share             offering price        registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per          2,500,000 (1)       $87.94(2)               $219,850,000              $58,041
share
------------------------------------------------------------------------------------------------------------------------------

(1) Represents 2,500,000 additional shares reserved for issuance upon the exercise of stock options that may be granted under the Registrant's 1997 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on March 1, 2000.

Item 1.     Plan Information.
------      ----------------

            The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.     Registrant Information and Employee Plan Annual Information.
------      -----------------------------------------------------------

            The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          For the purposes of this registration statement, the terms "we," "our" and "us" refer to TSI International Software Ltd., a Delaware corporation.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS.
-------------------------------------------------

          Pursuant to General Instruction E of Form S-8, we are filing this Registration Statement with the Commission to include an additional 2,500,000 shares under our 1997 Equity Incentive Plan. Pursuant to this Instruction E, the contents of our Form S-8 registration statement No. 333-37969 are hereby incorporated by reference.

Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) Our annual report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998, including: (1) our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999; (2) our current report on Form 8-K filed on April 1, 1999, as amended on June 1, 1999; and (3) our current report on Form 8-K filed on October 15, 1999, as amended on December 15, 1999; and

          (c) The description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act on June 6, 1997, including any amendment or report filed for the purpose of updating such description

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The following documents are incorporated by reference:

                                   Document
                                   --------

     (a) Our Amended and Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3.01 to our registration statement on Form S-1, File No. 333-27293, declared effective July 2, 1997).

     (b) Form of Indemnification Agreement entered into by us with each of our directors and executive officers (incorporated by reference to registration statement on Form S-1, File No. 333-27293, declared effective July 2, 1997).

          As permitted by the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. As permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that (i) we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) to the fullest extent permitted by the Delaware General Corporation Law, we are required to advance all expenses, as incurred, to our directors and executive officers in connection with a legal proceeding (subject to certain exceptions); (iii) the rights conferred in the Bylaws are not exclusive; (iv) we may, in our discretion indemnify or advance expenses to persons whom we are not obligated to indemnify or advance expenses; (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans; and (vi) we may not retroactively amend the Bylaw provisions relating to indemnification.

          We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of us, on account of their services as our directors, officers, employees or agents or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at our request. We will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board and successful proceedings brought to enforce a right to indemnification under the indemnity agreements;
(ii) for any amounts paid in settlement of a proceeding unless we consent to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of our securities pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, our best interests; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          The indemnity agreement requires a director or executive officer to reimburse us for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

             The indemnification provision in the Bylaws, and the indemnity agreements entered into between us and our directors and executive officers, may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

             We maintain directors and officers liability insurance with a per claim and annual aggregate coverage limit of $10,000,000.

Item 7.      Exemption From Registration Claimed.
             -----------------------------------

             Not applicable.


Item 8.      Exhibits.
             --------


Exhibit No.              Description
-----------              -----------
4.01*                    Our Amended and Restated Certificate of Incorporation,
                         incorporated by reference to Exhibit 3.01 to our registration statement on Form S-1, File No. 333-27293, dated July 2, 1997.

4.02* Certificate of Designations, incorporated by reference to Exhibit 3.03 to our annual report on Form 10-K for the fiscal year ended December 31, 1998

4.03* Our Bylaws, as amended and restated, incorporated by reference to Exhibit 3.01 to our current report on Form 8-K filed with the Commission on September 4, 1998.

4.04* Rights Agreement, dated September 2, 1998, by and between us and The Bank of New York, as Rights Agent, incorporated by reference to Exhibit 4.01 to our current report on Form 8-K dated September 4, 1998

4.05* Our 1997 Equity Incentive Plan, as amended, incorporated by reference to Exhibit 4.06 to our registration statement on Form S-8 filed with the Commission on October 15, 1997 (File No. 333-37969).

5.01                     Opinion of Fenwick & West LLP

23.01                    Consent of Fenwick & West LLP (included in Exhibit
                         5.01)

23.02                    Consent of KPMG LLP

24.01 Power of Attorney (included as part of the signature page of this Registration Statement)

____________________

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

  Item 9.   Undertakings.
            -------------

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the registrant, TSI International Software Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on March 8, 2000.

                                    TSI INTERNATIONAL SOFTWARE LTD.

                                    By:   /s/ Constance F. Galley
                                          -------------------------------
                                          Constance F. Galley
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below constitutes and appoints Constance F. Galley and Ira A. Gerard, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                  Date
---------                                -----                  ----

Principal Executive Officer
and Director

/s/ CONSTANCE F. GALLEY       President and Chief Executive       March 8, 2000
_______________________       Officer and Director
Constance F. Galley


Principal Financial and
Principal Accounting
Officer

/s/ IRA A. GERARD             Vice President, Finance and         March 8, 2000
_______________________       Administration, and Chief
Ira A. Gerard                 Financial Officer, Secretary
                              and Treasurer


Additional Directors

/s/ JAMES P. SCHADT           Director                            March 8, 2000
_______________________
James P. Schadt


/s/ ERNEST E. KEET            Director                            March 8, 2000
_______________________
Ernest E. Keet

/s/ RICHARD LITTLE            Director                            March 8, 2000
_______________________
Richard Little


/s/ DENNIS G. SISCO           Director                            March 8, 2000
_______________________
Dennis G. Sisco

                                 EXHIBIT INDEX
                                 -------------



Exhibit                                    Exhibit
Number                                      Title
-------                                     -----

5.01          Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of KPMG LLP, Independent Auditors.

24.01 Power of Attorney (included as part of the signature page to this Registration Statement).